                                                                    EXHIBIT 21.1

                         Subsidiaries of Hydril Company
             Percentage of Voting Securities Owned by Hydril Company


Hydril General LLC (Delaware)                                                      100%
         Hydril Company LP (Delaware)                                                1%

Hydril Limited LLC (Delaware)                                                      100%
         Hydril Company LP (Delaware)                                               99%

Hydril S.A. (Switzerland)                                                          *53%

Hydril Canadian Company, Ltd. (Canada)                                             100%

Hydril U.K. Ltd. (England, U.K.)                                                   100%
         Rototec Ltd. (Scotland, U.K.)                                             100%

Hydril Private Ltd. (Republic of Singapore)                                        100%
         Technical Drilling & Production Services Nigeria, ltd. (Nigeria)           60%
         P.T. Hydril Indonesia                                                     100%

Hydril S.A. de C.V. (Mexico)                                                       100%

Bettis de Mexico S.A. de C.V. (Mexico)                                             100%

SubSea MudLift Drilling Company, LLC (Texas)                                       100%

*Hydril Private Ltd. owns the remaining 47% equity interest in Hydril S.A.